October 26, 2006

Turquoise Card Backed Securities plc
c/o Wilmington Trust SP Services (London) Limited
Tower 42 (Level 11)
International Financial Center
25 Old Broad Street
London EC2N 1HQ

Ladies and Gentlemen:

We have acted as special US tax counsel for Turquoise Card Backed Securities plc, a public limited liability company which was incorporated as a special purpose vehicle for the issue of asset backed securities in England and Wales, in connection with the preparation of the Registration Statement on Form S-3,
Registration numbers 33-136826, 33-136826-01, 33-136826-02, as amended (the
"Registration Statement"), filed by the Company with the Securities Exchange
Commission (the "Commission").

Terms used but not otherwise defined herein shall have the meanings given to them in the Registration Statement.

In rendering the opinion expressed herein, we have examined the Registration
Statement and such other documents and legal authorities as we have deemed relevant for purposes of expressing the opinion contained herein.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct, and (iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

Our opinion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, current administrative rulings and pronouncements of the Internal Revenue Service
("IRS"), judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to legislative, judicial or administrative change or differing interpretation, possibly with retroactive effect. Our opinion is not binding on the IRS, and no ruling with respect to any of the issues raised by the discussion in the Registration Statement under the heading
"Material United States Federal Income Tax Consequences" has been requested from the IRS. No assurance can be given that the conclusions expressed in that discussion will not be challenged by the IRS or sustained by a court.

Based upon and subject to the foregoing, we confirm that the discussion in the
Registration Statement under the heading "Material United States Federal Income
Tax Consequences" sets forth in full our opinion as to the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, subject to the conditions and limitations set forth therein. Specifically, as indicated in the Registration Statement, although the matter is not free from doubt due to the lack of governing authority and the highly factual nature of the analysis, based upon the contemplated activities and certain covenants of each of the Receivables Trustee, the Loan Note Issuer and the Issuer, none of the Receivables Trustee, the Loan Note Issuer or the Issuer will be treated as engaged in a US trade or business within the United States for US federal income tax purposes and therefore, none of these entities will be subject to United
States federal income tax on their net income. Furthermore, we understand that in connection with each offering you will receive an opinion of counsel that, although there is no directly governing authority addressing the classification of securities similar to the Notes, the Class A Notes, the Class B Notes and the
Class C Notes will be treated as debt for US federal income tax purposes.

The opinion contained herein is limited to those matters expressly covered. No opinion is to be implied with respect to any other matter. We express no opinion as to the laws of any jurisdiction other than the United States. The opinions set forth herein are as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact that may hereinafter be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the captions "Tax Considerations - United States Federal
Income Tax Status," "Material United States Federal Income Tax Consequences" and
"Legal Matters" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ CLIFFORD CHANCE US LLP

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